1601 Forum Place Suite 200 West Palm Beach FL 33401 tel 561 471,0000 fax 561 471 13992 www.mhcreal.com

July 13, 2006

Mr. Ernest W. Letiziano, President Signet International Holdings, Inc. 205 Worth Avenue Suite #316 Palm Beach, FL 33480

RE: Suite Confirmation #316 Leaseholder July 1988, July 2002/2009 Dear Mr. Letiziano:

In reply to your request, I hereby confirm that you have been a tenant in this building, 205 Worth Avenue, Palm Beach, Florida 33480 since 1988. Your tenancy has continued uninterrupted as an occupant in Suite 316 since July 1988. Currently, your monthly rent is $927.51 per month and there are no additional rent charges for common area maintenance.

Cordially,

/s/ Sally Griner

Sally Griner

Sr. Property Manager